UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 19, 2010

First Community Corporation

(Exact Name of Registrant As Specified in Its Charter)

South Carolina

(State or Other Jurisdiction of Incorporation)

000-28344	57-1010751
(Commission File Number)	(I.R.S. Employer Identification No.)

5455 Sunset Blvd, Lexington, South Carolina	29072
(Address of Principal Executive Offices)	(Zip Code)

(803) 951-2265

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. Submission of Matters to a Vote of Security Holders.

On May 19, 2010, of 3,257,177 shares outstanding and entitled to vote at our annual meeting, 2,370,048 were present in person or by proxy, and the following matters were voted upon and approved by our shareholders at the 2010 Annual Meeting:

1.                                    the election of four Class I directors to our board;

2.                                     the advisory (non-binding) proposal on our executive compensation policies and procedures; and

3.                                     the ratification of the appointment of Elliott Davis, PLLC as our independent auditor for the fiscal year ending December 31, 2010.

The following is a summary of the voting results for each matter presented to the shareholders:

Election of Directors

Director’s Name	Votes For	Votes Withheld	Broker Non-Votes

Richard K. Bogan, MD	1,281,534	58,924	1,029,590
Michael C. Crapps	1,283,123	57,335	1,029,590
Anita B. Easter	1,274,120	66,338	1,029,590
George H. Fann, Jr., D.M.D.	1,281,657	58,801	1,029,590

Executive Compensation Policies and Procedures

Votes For	Votes Against	Votes Abstained
2,160,509	145,903	63,636

Ratification of the Appointment of Elliott Davis

Votes For	Votes Against	Votes Abstained
2,343,926	11,887	14,235

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST COMMUNITY CORPORATION

Dated: May 25, 2010	By:	/s/ Joseph G. Sawyer
	Name:	Joseph G. Sawyer
	Title:	Chief Financial Officer